November 2, 2010

To:
SodaStream International Ltd.
Gilboa Street, Airport City,
Ben Gurion Airport 70100
Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

     We have acted as special Israeli counsel for SodaStream International Ltd., an Israeli company (the “Company”), in connection with the underwritten initial public offering by the Company, contemplating (i) the issuance by the Company of up to an aggregate of 5,447,368 ordinary shares, par value NIS 0.645 per share (“Ordinary Shares”) of the Company (the “Company Shares”) and (ii) the sale by certain shareholders of up to 817,105 Ordinary Shares (the “Sale Shares” and, collectively with Company Shares, the “Shares”), that are subject to an over-allotment option granted by the Company to the underwriters of the offering (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 and Item 601(b)(5) of the SEC’s Regulation S-K under the United States Securities Act of 1933, as amended (the “Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No. 333-170007) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and to which this opinion is attached as an exhibit; (ii) copies of the articles of association of the Company, as currently in effect; (iii) a draft of the amended and restated articles of association of the Company to become effective concurrently with the Offering (the “Restated Articles”); (iv) resolutions of the board of directors (the “Board”) and the shareholders of the Company which have heretofore been approved, in each case, which relate to the Registration Statement and the actions to be taken in connection with the Offering (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made inquires of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon effectiveness of the Restated Articles, (i) with respect to the Sale Shares, upon the conversion of (x) all outstanding convertible loans made by the selling shareholders to the Company as described in the Registration Statement and (y) all outstanding Series A1 Preferred Shares, par value NIS 0.10 per share, of the Company, into Ordinary Shares as described in the Registration Statement, and (ii) with respect to the Company Shares, upon payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board or an authorized committee thereof, the Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,